                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary Proxy Statement                       [ ] Confidential, For Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        COEUR D'ALENE MINES CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                        COEUR D'ALENE MINES CORPORATION
                        400 COEUR D'ALENE MINES BUILDING
                               POST OFFICE BOX I
                                505 FRONT AVENUE
                           COEUR D'ALENE, IDAHO 83814

                                                                  March 31, 2000

Dear Shareholder:

     We are pleased to invite you to attend our Annual Meeting. This year it will be held the morning of Tuesday, May 9, 2000, at 9:30 A.M., local time, at The Coeur d'Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d'Alene, Idaho. Shareholders will vote on the election of directors and ratification of the selection of Arthur Andersen LLP as the Company's independent accounting firm.

     A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, it is important that you be represented by proxy. If you cannot attend the meeting, we urge you to date and sign the enclosed proxy card, and return it promptly. We have provided a return-addressed, permit-stamped envelope for your convenience.

                                          Sincerely,

                                          DENNIS E. WHEELER
                                          Chairman of the Board,
                                          President and Chief Executive Officer

WE URGE YOU TO CAREFULLY CONSIDER EACH OF THE MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING AND THE BOARD'S RECOMMENDATION THAT SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS BEING PRESENTED.

                        COEUR D'ALENE MINES CORPORATION
                        400 COEUR D'ALENE MINES BUILDING
                                505 FRONT AVENUE
                               POST OFFICE BOX I
                           COEUR D'ALENE IDAHO 83814

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

     Notice is hereby given that the Annual Meeting of Shareholders of Coeur d'Alene Mines Corporation (the "Company"), an Idaho corporation, will be held at The Coeur d'Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d'Alene, Idaho, on Tuesday, May 9, 2000, at 9:30 A.M., local time, for the following purposes:

          1. To elect a Board of Directors of the Company consisting of ten persons to serve for the ensuing year or until their respective successors are duly elected and qualified;

          2. To ratify the Board of Directors' selection of Arthur Andersen LLP as the Company's independent accounting firm for the year ending December 31, 2000; and;

          3. To transact such other business as properly may come before the meeting.

     Nominees for directors to be elected at the Annual Meeting are set forth in the enclosed Proxy Statement.

     Only shareholders of record at the close of business on March 17, 2000, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

                                          By order of the Board of Directors,

                                          DENNIS E. WHEELER
                                          Chairman of the Board

Coeur d'Alene, Idaho
March 31, 2000


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                             YOUR VOTE IS IMPORTANT

PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. MAIL THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.
--------------------------------------------------------------------------------

                                PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation, by the Board of Directors of Coeur d'Alene Mines Corporation (the "Company" or "Coeur"), of proxies of shareholders for shares to be voted at the Annual Meeting of Shareholders to be held on May 9, 2000, and any and all adjournments thereof.

     Any shareholder executing a proxy has the right to revoke it at any time prior to its exercise by giving notice to the Secretary of the Company.

     This Proxy Statement and the accompanying proxy are being mailed or given on or about April 6, 2000, to shareholders of the Company.

                               VOTING SECURITIES

     All shareholders of record as of the close of business on March 17, 2000, are entitled to vote at the Annual Meeting or any adjournment thereof upon the matters listed in the Notice of Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date. As of the close of business on March 17, 2000, a total of 37,050,068 shares of common stock, $1 par value per share (the "Common Stock") were outstanding. The previously outstanding shares of the Company's Mandatory Adjustable Redeemable Preferred Stock ("MARCS") were mandatorily converted into shares of Common Stock on March 15, 2000.

     Shares represented by a proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the ten nominees for directors listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the ratification of the selection of Arthur Andersen L.L.P. as the Company's independent accountants for the year ended December 31, 2000; and (3) in their discretion with respect to such other business as properly may come before the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone or telegram. The Company has retained Morrow & Company, Inc., New York, New York, to assist it in the solicitation of proxies. That firm's charge to the Company will be $8,000 plus out-of-pocket expenses.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Ten directors are to be elected at the Annual Meeting, each to serve for one year or until his successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the ten persons named below. All of the nominees currently are directors of the Company except Messrs. Daniel Tellechea Salido and Xavier Garcia de Quevedo Topete, who are designees of Grupo Mexico, S.A. de C.V., which is the parent of Asarco Incorporated, a principal holder of the Company's Common Stock. The Company does not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion.

                                                                     DIRECTOR
NOMINEE                                                       AGE     SINCE
-------                                                       ---    --------
DENNIS E. WHEELER...........................................  57       1978
Chairman of the Board of the Company since May 1992;
President since December 1980; Chief Executive Officer since
December 1986; Chief Administrative Officer from December
1980 to December 1986; Secretary from January 1980 to
December 1980; Senior Vice President and General Counsel
from 1978 to 1980. Member of the Board of Directors and
Chairman of the Finance and Planning Committee of the Board
of Directors of Sierra Pacific Resources (a public utility
holding company).
JOSEPH C. BENNETT...........................................  67       1981
Mining Consultant. Director of Equity Oil Company.
JAMES J. CURRAN.............................................  60       1989
Chairman of the Board and Chief Executive Officer, First
Interstate Bank, Northwest Region (Alaska, Idaho, Montana,
Oregon and Washington) from October 1991 to April 30, 1996;
Chairman of the Board and Chief Executive Officer, First
Interstate Bank of Oregon, N.A. from February 1991 to
October 1991; Chairman, President and Chief Executive
Officer of First Interstate Bank of Denver, N.A., from April
1990 to January 1991; Chairman, President and Chief
Executive Officer of First Interstate Bank of Idaho, N.A.,
from July 1984 to March 1990.
JAMES A. MCCLURE............................................  75       1991
Of Counsel Givens & Pursley; Consultant to the Washington,
D.C. consulting firm of McClure, Gerard & Neuenschwander,
Inc.; United States Senator from Idaho from 1972 to 1990;
former Chairman of the Senate Energy and Natural Resources
Committee.
CECIL D. ANDRUS.............................................  68       1995
Governor of Idaho (1971-1977); Secretary of the Department
of the Interior (1977-1981); Governor of Idaho (1987-1995).
Director of Albertson's Inc. (a nation-wide grocery retail
chain) and Key Corp. (commercial banking). Chairman of the
Andrus Center for Public Policy at Boise State University;
"of counsel" member of the Gallatin Group (a policy
consulting firm).
JOHN H. ROBINSON............................................  49       1998
Appointed to become Managing Director of the new Technology
Services Division of Amey PLC (business support services
specialist) on April 1, 2000, and to serve as an Executive
Director of that corporation. Vice Chairman of Black &
Veatch, an international engineering and construction firm,
from January 1999 to March 2000; Chief Development Officer
of that company from 1997-1998 and Managing Partner from
1996-1999; Chairman of Black and Veatch U.K., Ltd and
President of Black & Veatch International from 1994 to March
2000; employed by Black & Veatch since 1973; director of
Commerce Bancshares Inc. (a bank holding company), Alliance
Resource Partners LP (coal mining) and Protection One Inc.
(security alarm monitoring services).

                                                                     DIRECTOR
NOMINEE                                                       AGE     SINCE
-------                                                       ---    --------
ROBERT E. MELLOR............................................  56       1998
Chief Executive Officer and President of Building Materials
Holding Corporation (distribution, manufacturing and sales
of building materials and component products) 1997 to
present, director since 1991; Of Counsel, Gibson, Dunn &
Crutcher, LLP, 1991-1997; held positions of director,
Executive Vice President and Chief Administrative Officer,
Senior Vice President, General Counsel and Secretary of
DiGiorgio Corporation (food wholesaler and building
materials distributor) from 1976 to 1990. Member of the
Board of Directors of The Ryland Group, Inc. (national
residential home builder).
TIMOTHY R. WINTERER.........................................  63       1998
President and Chief Operating Officer of Western Oil Sands
February 2000 to present. President and Chief Executive
Officer of BHP World Minerals Corporation (international
resources company) from 1997 to 1998; Group General Manager
and Executive Vice President, BHP World Minerals
(1996-1997); Senior Vice President and Group General
Manager, BHP World Minerals (1992-1996); Senior Vice
President Operations International Minerals, BHP Minerals
(1985-1992); Executive Vice President, Utah Development
Company (1981-1985).
DANIEL TELLECHEA SALIDO.....................................  54         --
Managing Director for Administration and Finance of Grupo
Mexico, S.A. de C.V. since 1994 and an alternate director of that company since 1998; Managing Director of Mexicana de
Cobre, S.A. de C.V. from 1986 to 1993; director, Vice
President and Chief Financial Officer of ASARCO Incorporated
since November 1999; and Vice President, Finance of Southern
Peru Copper Corporation since December 1999 and a director
of that company since November 1999.
XAVIER GARCIA DE QUEVEDO TOPETE.............................  53         --
Vice President and Chief Operating Officer of Asarco
Incorporated since November 19, 1999. General Director of
Grupo Ferroviario Mexicano, S.A. de C.V. and of Ferrocarril
Mexicano, S.A. de C.V. from December 1997 to December 1999;
General Director of Development and Projects of Grupo
Mexico, S.A. de C.V. from 1994 to 1997 and an alternate
director of that company since 1998; director of Asarco
Incorporated since 1999; and director of Southern Peru
Copper Corporation since December 1999.

MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

     The Board of Directors of the Company met seven times during 1999. The Company has an Audit Committee comprised solely of outside directors and consisting of Messrs. Curran, McClure and Winterer, which met three times during 1999. The Board also has a Compensation Committee, comprised solely of outside directors and consisting of Messrs. Andrus, Bennett, Robinson and Mellor, which met one time during 1999. Each director attended at least 75% of the meetings of the Board of Directors and committees on which he served except Joseph C. Bennett, who did not attend three meetings of the Board. The Company also has an Executive Committee of its Board on which Messrs. Bennett, Curran, Mellor, Robinson and Wheeler currently serve and which is authorized to act in the place of the Board of Directors on limited matters which require action between Board meetings. The Board of Directors does not have a nominating committee.

                                SHARE OWNERSHIP

     The following table sets forth information, as of March 17, 2000, concerning the beneficial ownership of the Company's Common Stock by shareholders known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock, by each of the nominees for election as directors, and by all directors/nominees and executive officers of the Company as a group:

                                                                        COMMON STOCK
                                                              --------------------------------
                                                                 SHARES
                                                              BENEFICIALLY         PERCENT OF
                                                                 OWNED             OUTSTANDING
                                                              ------------         -----------
Asarco Incorporated(1)......................................   7,175,000              19.4%
MacKay-Shields Financial Corporation(2).....................     621,777               1.7
Dennis E. Wheeler...........................................     259,523(3)(4)          .7
Joseph C. Bennett...........................................       8,984(3)(4)           *
James J. Curran.............................................      34,590(3)(4)           *
James A. McClure............................................       4,625(3)(4)           *
Cecil D. Andrus.............................................       4,378(4)              *
John H. Robinson............................................       2,473(4)              *
Robert E. Mellor............................................       1,524(4)              *
Timothy R. Winterer.........................................       3,848(4)              *
Daniel Tellechea Salido(5)..................................           0                 *
Xavier Garcia de Quevedo Topete(5)..........................           0                 *
All executive officers and nominees for director as a group
  (19 persons)..............................................     359,817(4)            1.0

---------------
(*) Holding constitutes less than .10% of the outstanding shares.

(1) Asarco Incorporated is primarily engaged in the mining and production of copper and is a wholly-owned subsidiary of Grupo Mexico, S.A. de C.V., a copper and precious metals mining company headquartered in Mexico. The address of Asarco Incorporated is 180 Maiden Lane, New York, New York 10038.

(2) MacKay-Shields Financial Corporation is an investment advisory firm. Its address is 9 West 57th Street, New York, NY 10019.

(3) Individual shares investment and voting powers over certain of his shares with his wife. The other directors have sole investment and voting power over their shares.

(4) Holding includes the following shares which may be acquired upon the exercise of exercisable options outstanding under the Company's 1989 Long-Term Incentive Plan or its 1995 Non-Employee Directors' Stock Option
    Plan: Dennis E. Wheeler -- 206,214 shares; Joseph C. Bennett -- 5,984 shares; James J. Curran -- 34,590 shares; James A. McClure -- 4,275 shares; Cecil D. Andrus -- 4,278 shares; John H. Robinson -- 2,373 shares; Robert E. Mellor -- 1,424 shares; Timothy R. Winterer -- 2,848 shares; and all executive officers and directors as a group -- 296,748 shares.

(5) Daniel Tellechea Salido and Xavier Garcia de Quevedo Topete are designees of Grupo Mexico, S.A. de C.V., a Mexican copper mining company that is the parent of Asarco Incorporated.

                        COMPENSATION AND RELATED MATTERS

HISTORY AND OBJECTIVES OF THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM

     The Company's Executive Compensation Program (the "Program") was approved by the shareholders in 1989. Hewitt Associates, a leading, independent executive compensation consulting firm has rendered advice since the original plan was approved by shareholders on the structure of an executive compensation program which provides incentives to executive officers to meet short-term and long-term objectives and attract, retain and motivate key executives that significantly affect Company performance. During 1995, the Program was reviewed by Towers Perrins, an independent executive compensation firm, and Hewitt Associates. As a result, the Compensation Committee revised the Program to remain competitive with mining industry peer companies and to align even further the financial incentives of management with the shareholders' interests. The Company believes the Program is structured to motivate the key executives to best serve the shareholders by conducting business in a manner that enhances shareholder value.

COMPENSATION COMMITTEE

     The Company has a Compensation Committee composed entirely of outside directors. The Committee works with Hewitt Associates and with the Chief Executive Officer to assure that the Program meets the objectives set forth above, and is consistent with other plans in the mining industry. In addition, the Compensation Committee meets annually to set executive compensation for the year, to review recommendations of the independent consultant and to recommend compensation changes to the Board of Directors. The selection of officers receiving grants of stock options and awards of stock under the Program, and decisions concerning the timing, pricing and amount of such grants and awards, are made by the Compensation Committee. The Board makes the final decision regarding all other elements of executive compensation, including executives salaries.

ELEMENTS OF THE PROGRAM

     The Program consists of three basic elements: 1) base salary, 2) annual incentive compensation, and 3) long-term incentive compensation. The Program is performance based. For the year 1999, 75% of each executive's annual incentive compensation was determined by the Company's overall financial performance relative to predetermined goals established by the Board of Directors, and the remaining 25% was determined by the executive's performance relative to their individual predetermined goals. Goals of the Chief Executive Officer are set and reviewed by the Compensation Committee, which makes recommendations to the Board of Directors. Goals of other executives are set by the Chief Executive Officer, reviewed by the Compensation Committee and approved by the Board of Directors. Seventy five percent (75%) of each executive's long-term incentive compensation is based upon the Company's total return to shareholders compared to a mining industry peer group and the remaining twenty five percent (25%) consists of stock options which align the executive's compensation with shareholder interests.

COMPENSATION PROGRAM SUMMARY

     Under the Program, base salary and annual incentives are targeted at approximately the 50th percentile of that reported for other companies in the industry on a size-adjusted basis. The total compensation opportunity (including long-term incentives) is targeted at the 75th percentile, based on stated performance objectives. During 1999, Hewitt Associates reviewed executive compensation and the target levels. The compensation of the Company's executive officers is also linked to the Company's financial performance as well as the individual officer's performance. As more fully discussed below under "Compensation Committee Report," annual incentive compensation awards under the Annual Incentive Plan (the "AIP") are based upon target award levels expressed as a percentage of base salaries, established at the beginning of each year for participating executives, and vary depending upon the individual's level of responsibility and impact on overall Company performance. In 1999, 75% of the AIP target award value was based on financial performance of the Company and 25% was based on the individual officer's performance. The Program's Long-Term Incentive Plan (the "LTIP") is based upon a four-year performance period. The Program's long-term incentives include options granted under the LTIP and performance shares (payable in shares of Common Stock and cash after a four-year performance period) granted under the Company's Long-Term Performance Share Plan (the "LTPSP"). The long-term compensation opportunities associated with options that vest at a rate of 25% a year and shares of Common Stock that are issued after a four-year period are directly related to the market value of the Company's Common Stock. Long-term incentive awards paid under the LTPSP reward long-term shareholder value enhancement relative to industry competitors over a four-year performance period. In 1999, all long-term incentive awards under the LTIP and LTPSP directly related to Company performance.

     As of March 17, 2000, a balance of 114,532 shares of the 857,000 shares of Common Stock authorized under the program since 1989 remained available to underlie awards that may be granted in the future under the Program. Options for a total of 101,554 shares were granted to all participants in the Program in 1999.

     The total annual incentive awards paid to the Company's Chief Executive Officer and the other four highest paid executive officers of the Company employed at the end of the year were $850,406 in 1999 compared to $404,878 in 1998 and $676,938 in 1997 and their total annual compensation was $1,154,872 in 1999 compared to $1,025,706 in 1998 and $1,072,353 in 1997.

     The following Summary Compensation Table sets forth the annual salary, annual bonus (including cash and stock) and long-term compensation (including stock awards, options granted and long-term incentive cash payments) earned by the Company's Chief Executive Officer and the other four highest paid executive officers of the Company employed at the end of the year for services rendered during each of the last three years.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                           -----------------------------------
                                                                                    AWARDS
                                             ANNUAL COMPENSATION           -------------------------   PAYOUTS
                                     -----------------------------------                    SHARES     -------
                                                            OTHER ANNUAL   COMMON STOCK   UNDERLYING    LTIP      ALL OTHER
                                      SALARY      BONUS     COMPENSATION     AWARD(S)      OPTIONS     PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR     ($)       ($)(1)        ($)(2)          $(3)         (#)(4)     ($)(5)       ($)(6)
---------------------------   ----   --------   ---------   ------------   ------------   ----------   -------   ------------
Dennis E. Wheeler...........  1999   $426,399   $394,281            --          4,438       75,364     $ 9,615      43,585
  Chairman, President &       1998    407,638    204,645            --             --       42,569          --      48,004
  Chief Executive Officer     1997    394,417    330,472            --          3,852      119,984      22,952      38,005
Robert Martinez(7)..........  1999    249,124    181,200            --            363       25,500         784      21,214
  Senior Vice-President --    1998    208,243     81,555            --             --       16,735          --      19,472
  Chief Operating Officer     1997    155,433     85,913            --            474       15,485       2,825      14,024
Robert T. Richins...........  1999    171,216    100,206            --             --        7,686          --      13,757
  Vice President --           1998    143,179     40,996            --             --        3,739          --      13,123
  Environmental &             1997     86,500     68,136            --             --        1,755          --         358
  Governmental Affairs
James K. Duff...............  1999    157,578     84,375            --             --        7,221          --      13,972
  Vice President --           1998    138,921     32,715            --             --        3,268          --      14,337
  Business Development        1997    130,000     53,243            --             --        7,462          --      11,893
Paul B. Valenti(8)..........  1999    150,555     90,344            --             --           --          --      14,423
  Vice President --
  Operations                  1998    127,725     44,967            --             --        5,139          --      11,446
                              1997     36,692     17,297            --             --        2,169          --          --

---------------
(1) Annual incentive payments under the AIP are based upon target award levels established by the Compensation Committee of the Company's Board of Directors (the "Committee") at the beginning of each annual performance period and vary depending upon each participant's responsibilities and base salary. Awards under the AIP are paid after the annual performance period and vary from 0% to 200% of the targets based on actual performance. Commencing in 1996, 75% of the award value is based on overall Company financial performance and 25% is based on the participant's individual performance. Company financial objectives underlying the measurement of Company performance include both total asset growth and cash flow return on total assets. The amounts reported above for 1997, 1998 and 1999 were paid in March 1998, March 1999 and March 2000, respectively.

(2) Does not report perquisites amounting to less than the lesser of $50,000 or 10% of total salary and bonus.

(3) Shares of Common Stock awarded under the LTPSP are issued upon completion of a four-year performance period after the date of grant. Prior to 1993, the Program provided for annual awards of restricted stock that vested over a four-year period. Commencing in 1993, awards are paid in shares of Common Stock and cash in amounts that are not determinable until completion of a four-year award cycle. The aggregate number and market value (based on the $3.44 per share closing price of the shares on the New York Stock Exchange on December 31, 1999) of the restricted shares of Common Stock granted pursuant to the LTPSP prior to 1993 and held by the above executive officers at December 31,

    1999 were as follows: Dennis E. Wheeler -- 15,445 shares ($53,131) and Robert Martinez -- 2,011 shares ($6,918). Dividends on restricted shares are remitted to each executive as paid by the Company.

(4) Reports the number of shares underlying nonqualified options and incentive stock options granted under the LTIP with respect to each of the respective years. The options granted with respect to 1998 and 1999 performance were granted in March 1999 and March 2000, respectively. The options granted with respect to 1997 performance include (i) a grant of options in July 1997 in recognition of the fact that historical cash compensation had fallen below industry norms, (ii) the customary grant of options in March 1998 and (iii) a grant of options in September 1998.

(5) Reports cash payouts (not awards) under the LTIP. Payments are made under the LTIP after the end of the four-year performance period after award. The above reported payments relate to awards made in 1996 and are based on the performance period ending December 31, 1999. See note 2 to the Long-Term Incentive Plan Awards Table below for additional information regarding the LTIP.

(6) Includes the Company's contributions to its Defined Contribution and 401(k) Retirement Plan (the "Retirement Plan") and amounts credited to the Company's Supplemental Retirement Plan (the "Supplemental Retirement Plan"). All full-time employees participate in the Retirement Plan. The amount of the Company's annual contribution is determined annually by the Board of Directors and may not exceed 15% of the participants' aggregate compensation; however for the years 1997, 1998 and 1999, the contribution was 5%. In addition, the Retirement Plan provides for an Employee Savings Plan which allows each employee to contribute up to 16% of compensation, subject to a maximum contribution of $10,000. The Company contributes an amount equal to 50% of the first 6% of any such contributed amount. Accrued benefits under the Retirement Plan are fully vested after five years of employment. Retirement benefits under the Retirement Plan are based on a participant's investment fund account upon retirement, the participant's age and the form of benefit payment elected by the participant. The Company maintains the Supplemental Retirement Plan for its executive officers. Under the Supplemental Retirement Plan, an amount is accrued that equals the portion of the contribution to the Company's Retirement Plan that is restricted due to restrictions under ERISA. In 1999, Messrs. Wheeler, Martinez, Richins, Duff and Valenti were credited with Company contributions of $12,800, $12,800, $11,161, $12,800, and $12,800, respectively, under the
    Retirement Plan. In 1999, Messrs. Wheeler, Martinez, Richins, Duff and Valenti, were credited with $22,582, $8,099, $2,535, $1,136, and $1,623, respectively, pursuant to the Supplemental Retirement Plan. The amounts of all other compensation reported in the above table also include "above-market" interest earnings on deferred compensation that is accrued under the Company's Supplemental Retirement Plan. "Above-market" interest earnings on deferred compensation is the excess of such interest over 120% of the applicable federal long-term rate, with compounding, as prescribed under the Internal Revenue Code. In 1999, the amounts of above-market interest earnings accrued for the benefit of Messrs. Wheeler, Martinez, Richins and Duff, amounted to $8,202, $316, $61, and $37, respectively.

(7) Prior to his appointment as Senior Vice President -- Chief Operating Officer on May 15, 1998, Mr. Martinez served as Vice President -- Operations from April 1 1997 to May 15, 1998, as Vice President -- Engineering, Operational Services and South American Operations of the Company from January 1, 1997 to March 30, 1997, and as Vice President and General Manager of the Company's subsidiary, Rochester Coeur, Inc., from August 13, 1988 to December 31, 1996.

(8) Prior to his appointment as Vice President -- Operations on December 31, 1999, Mr. Valenti served as Vice President -- Engineering and Development since September 1997. Prior to September 1997, Mr. Valenti was Vice President of Operations and Development for USMX, Inc.

     The following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted under the LTIP in March 2000 for services rendered in 1999 and their potential realizable values. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The potential realizable value of the options are based on assumed annual 0%, 5% and 10% rates of stock price appreciation over the term of the option. Also set forth is the amount of the increases in the value of all of the Company's outstanding shares of Common Stock that would be realized in the event of such annual rates of stock price appreciation.

                              OPTION GRANTS TABLE

                                           INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE VALUE AT
                             ---------------------------------------------              ASSUMED ANNUAL RATES OF
                                NUMBER OF        % OF TOTAL                            STOCK PRICE APPRECIATION
                                 SHARES        OPTIONS GRANTED                            FOR OPTION TERM(4)
                               UNDERLYING       TO EMPLOYEES     EXERCISE    ---------------------------------------------
                             OPTIONS GRANTED      IN FISCAL        PRICE     EXPIRATION
NAME                             (#)(1)            YEAR(2)       ($/SH)(3)      DATE      0%       5%($)         10%($)
----                         ---------------   ---------------   ---------   ----------   ---   -----------   ------------
Dennis E. Wheeler..........      75,364              40.4%        $ 2.06       3/21/10    $ 0   $    97,973   $    247,194
Robert Martinez............      25,500              13.7           2.06       3/21/10      0        33,150         83,640
Robert T. Richins..........       7,686               4.1           2.06       3/21/10      0         9,992         25,210
James K. Duff..............       7,221               3.9           2.06       3/21/10      0         9,387         23,685
Paul B. Valenti............          --                --             --            --      0            --             --
All Shareholders(5)........                                                                 0    48,165,088    121,524,223
Named Executive Officers'
  Gains as a % of All
  Shareholder Gains........                                                                 0           .31%           .31%

---------------
(1) The options include nonqualified and incentive stock options that become exercisable cumulatively as to 25%, 50%, 75% and 100% after the first, second, third and fourth anniversaries, respectively, after the date of grant.

(2) Based on options for a total of 186,603 shares granted to all employees.

(3) The exercise price is equal to the modified Black Scholls calculation option value as a percent of fair market value on the date of grant of the option.

(4) The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's Common Stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of the Company's Common Stock, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

(5) Total dollar gains based on assumed annual rates of appreciation shown and the 37,050,068 shares of Common Stock outstanding on March 17, 2000.

     The following aggregate Option Exercises and Year-End Option Value Table sets forth, for each of the named executive officers, information regarding the number and value of unexercised options at December 31, 1999. No options were exercised during 1999 by such persons.

       AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

                                                                  NUMBER OF SHARES
                                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                                 OPTIONS AT FY-END            IN-THE-MONEY
                              SHARES ACQUIRED                           (#)             OPTIONS AT FY-END ($)(1))
                                ON EXERCISE        VALUE            EXERCISABLE/              EXERCISABLE/
NAME                                (#)         REALIZED ($)       UNEXERCISABLE              UNEXERCISABLE
----                          ---------------   ------------   ----------------------   -------------------------
Dennis E. Wheeler...........        --              --            181,964/129,179               $0/24,337
Robert Martinez.............        --              --              18,854/28,075                 0/9,567
Robert T. Richins...........        --              --                  439/5,055                 0/2,138
James K. Duff...............        --              --                4,364/8,316                 0/1,868
Paul B. Valenti.............        --              --                  543/6,765                 0/2,938

---------------
(1) Market value of underlying securities at exercise or year-end, minus the exercise price.

     The following Long-Term Incentive Plan Awards Table sets forth, for each of the named executive officers, long-term incentive plan awards (not payouts) made in March 2000 for services rendered in 1999 under the LTPSP. (Payouts for the completed four-year performance periods ending in 1997, 1998 and 1999 are reported above under the LTIP Payouts column of the Summary Compensation Table.)

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

                                         NUMBER OF                           ESTIMATED FUTURE-PAYOUTS UNDER
                                       SHARES, UNITS     PERFORMANCE OR      NON-STOCK PRICE BASED PLANS(2)
                                         OR OTHER         OTHER PERIOD       -------------------------------
                                          RIGHTS       UNTIL MATURATION OR   THRESHOLD    TARGET    MAXIMUM
NAME                                      (#)(1)             PAYOUT             (#)         (#)       (#)
----                                   -------------   -------------------   ----------   -------   --------
Dennis E. Wheeler....................     66,319        01/01/00-12/31/03      33,160     66,319     99,479
Robert Martinez......................     22,440        01/01/00-12/31/03      11,220     22,440     33,660
Robert T. Richins....................      6,763        01/01/00-12/31/03       3,382      6,763     10,145
James K. Duff........................      6,354        01/01/00-12/31/03       3,177      6,354      9,531
Paul B. Valenti......................         --        01/01/00-12/31/03          --         --         --

---------------
(1) Performance share awards under the LTPSP are based upon target award levels established by the Committee at the beginning of each four-year performance period and vary depending upon the participant's responsibilities and base salary. Awards under the LTPSP are paid after the end of a four-year performance period and may vary from 0% to 150% of the targets based on actual Company financial performance. Commencing with LTPSP awards made in 1993, 60% is paid in shares of Common Stock and 40% is paid in cash upon completion of the four-year performance period.

(2) Company financial performance for LTPSP award determination purposes is based on the Company's total shareholder return ("TSR") relative to a group of other companies in the precious metals mining industry (the "Comparable Group"). TSR equals the market price of the Company's Common Stock at the end of the four-year period plus dividends paid during the period, divided by the market price of the Common Stock at the beginning of the period. Actual award levels are based on the performance of the Company's TSR relative to the TSRs of the Comparable Group companies. The threshold performance level (i.e., the minimum amount payable) is reached if the Company's TSR is at the 30th percentile, in which case the percent of the target award is 50%. The target performance level is reached if the Company's TSR is at the 50th percentile, in which case the percent of the target award is 100%. The maximum performance level is achieved if the Company's TSR is at or above the 75th percentile, in which case the percent of the target award is 150%. Commencing with the calculation of LTPSP award determinations in 1999, the Company changed the composition of the Comparable Group to the 13 companies identified in the Compensation Committee Report set forth below.

COMPENSATION COMMITTEE REPORT

     The following description of the Company's executive compensation practices and policies is presented on behalf of the Compensation Committee of the Company's Board of Directors (the "Committee"). The present members of the Committee are Cecil D. Andrus, Joseph C. Bennett, John H. Robinson and Robert E. Mellor. The fundamental philosophy of the Company's Executive Compensation Program is to offer competitive compensation opportunities based on the Company's performance and to a lesser extent, individual performance. The Company and the Committee, at least annually, utilize the services of Hewitt Associates, a leading, independent executive compensation consulting firm, in connection with the implementation of the Company's Executive Compensation Program. In addition, the Committee also receives information from other mining company compensation studies. Compensation of the Company's executive officers is reviewed annually by the Committee, which is comprised entirely of outside directors, and is directly linked to the Company's financial performance comparisons with other companies in the industry and shareholder interests. Total compensation opportunities are competitive with those offered by other employers in the precious metals mining industry on a size-adjusted basis. Annual base salaries are targeted at approximately the 50th percentile of such companies on a size-adjusted basis.

     Annual incentive compensation awards under the AIP are based on target award levels, expressed as a percentage of base salaries, established at the beginning of each annual performance period for participating executives and vary (from 50% for the Company's Chairman/President/CEO to lower amounts for other executives) depending upon the individual's level of responsibility and impact on overall Company performance. Specific individual and group objectives, reflecting the executive's responsibilities, are developed for each participating executive prior to the beginning of the year. Objectives for participants other than the Chairman/President/CEO are established for each participant by the CEO, and reviewed by the Compensation Committee. Individual objectives for the Chairman/President/CEO are established by the Committee and for 1999 included objectives relating to the operation, management and growth of the Company. Accordingly, the Compensation Committee reviews the executive's performance relative to the predetermined goals and reports to the Board of Directors. In addition, financial objectives are established for the Company based on growth of total assets and cash flow return on total assets. Actual awards paid after the end of each annual performance period vary from the target awards based on the actual versus targeted performance objectives. In 1999, 75% of the target award value was based on financial performance of the Company and 25% was based on the individual performance of the participant. Awards vary from zero percent to 200 percent of the target awards. The total annual incentive awards paid to the Company's Chief Executive Officer and the other four highest paid executive officers employed at the end of 1999 were $850,406 compared to $404,878 in 1998 and $676,938 in 1997.

     Long-term incentive awards under the Plan consist of stock options granted under the LTIP and performance shares awarded under the LTPSP. Of each long-term incentive awarded, 25% is allocated to stock options granted under the LTIP and 75% is allocated to performance shares awarded under the LTPSP.

     Awards of stock options are based on established percentages of base salary and vest cumulatively at a rate of 25% per year. The options expire ten years after the date of grant. Option exercise prices are equal to the Modified Black Scholls calculation value as a percent of fair market value of the Common Stock on the date of grant. As of March 17, 2000, nonqualified stock options and incentive stock options to purchase a total of 623,514 shares of Common Stock at an average exercise price of $9.31 per share were outstanding.

     Performance shares awarded under the LTPSP are designed to award key executives for overall Company performance over a four-year time period and to align the interests of such executives with those of shareholders by rewarding increases in shareholder value. Before each four-year performance period begins, target awards, expressed as a percentage of base salaries, are established for each executive, with a target award level (varying from 150% for the Company's Chairman/President/CEO to lower amounts for other executives) for each participant depending upon the individual's level of responsibility and impact on overall total return to shareholders. Actual awards paid at the end of the four-year performance period vary from the initial award target based on the actual total shareholder return ("TSR") of the Company relative to the TSRs of a group of other companies in the precious metals mining industry (the "Comparable Group"). Prior to 1999, the companies in the Comparable Group were Asarco, Barrick Gold Corp., Battle Mountain Gold Co., Echo Bay Mines, Ltd., Hecla Mining Co., Homestake Mining Co., Meridian Gold, Inc. and Placer Dome, Inc. In order to constitute the Comparable Group with companies closer in size to the Company and to reflect the Company's recent emphasis on silver production, in 1999 the Company changed the Comparable Group to include Apex Silver Mines Ltd., Battle Mountain Gold Co., Bema Gold Corp., Cambior Inc., Echo Bay Mines Corp., First Silver Reserve, Inc., Glamis Gold Ltd., Hecla Mining Co., Kinross Gold Corp., Meridian Gold, Inc., Pan American Silver Corporation, TVX Gold, Inc. and Viceroy Resources Corp. TSR is the price of the Common Stock at the end of the year plus dividends during the year, divided by the market value of the Common Stock at the beginning of the year. Actual award payments may vary from zero percent to 150% of the target awards. Final awards under the LTPSP, which are not determinable until completion of the four-year performance period, are paid 60% in shares of Common Stock and 40% in cash.

     Payments made in March 2000 under the AIP are based on 1999 performance. As stated above, 75% of an AIP award is based on the prior year's growth of the Company's total assets and cash flow return on investment and 25% is based on individual performance measured against predetermined individual or group objectives. With respect to the individual performance portion of the March 2000 AIP award to the Company's Chairman/President/CEO, the award was based on 1999 performance and reflected the following Company performance accomplishments in 1999:

     - the successful negotiation and consummation in September 1999 of the Company's purchase of silver properties and assets from Asarco, as a result of which the Company owns 100% of Silver Valley, which owns the Coeur and Galena Mines in the heart of the Coeur d'Alene Mining district, historically one of the richest silver producing districts in the world, as well as interests in silver exploration and development properties in Bolivia and Peru;

     - the successful implementation of a cost reduction program resulting in decreases in the costs of production at several of the Company's mines, including the Rochester Mine (where cash costs declined to $3.97 per equivalent ounce of silver in 1999 from $4.07 in 1998), the Fachinal Mine (where cash costs declined to $304 per equivalent ounce of gold in 1999 from $314 in 1998) and the Petorca Mine (where cash costs declined to $271 per ounce of gold from $336 in 1998);

     - the favorable $31.5 million settlement received in September 1999 by the Company from a lawsuit regarding the Golden Cross Mine in New Zealand that the Company had acquired in April 1993;

     - the acquisition in August 1999 of the mineral rights to the Nevada Packard Property adjacent to the Rochester Mine, which added approximately 9.5 million low-cost, silver equivalent ounces to the Rochester reserve base; and

     - the realization of $4.9 million of gains in the Company's gold price protection program, the acquisition of approximately $10.0 million of outstanding convertible subordinated debentures at a cost of $6.2 million and the reduction of approximately $3.0 million of general and administrative expenses during 1999.

                                          Compensation Committee of the
                                          Board of Directors
                                          Joseph C. Bennett, Chairman
                                          Cecil D. Andrus
                                          John H. Robinson
                                          Robert E. Mellor

               SUPPLEMENTAL RETIREMENT DEFERRED COMPENSATION PLAN

     Pursuant to the Company's Supplemental Retirement Deferred Compensation Plan, officers may defer up to 50% of their salary as well as 100% of the cash portion of awards under the AIP and LTPSP. Amounts deferred accrue interest at a prime lending rate + 1% not to exceed 10% and payout may be affected by a lump sum or an annuity. Any portion of the incentive award may be deferred into Coeur d'Alene Mines' stock equivalents in the Supplemental Retirement and Deferred Compensation Plan for a minimum of five years and will receive a 25% match on the amount deferred.

DIRECTORS' FEES

     Pursuant to the Coeur d'Alene Mines Corporation Non-Employee Directors' Stock Option Plan, outside directors of the Company must receive at least $5,000 of their director fees in the form of stock options in lieu of $5,000 of cash compensation and are able to elect to receive stock options in lieu of cash fees for up to the $45,000 balance of their annual director fees. Information relating to options granted to outside directors on January 4, 1999, was set forth in last year's proxy statement relating to the 1999 Annual Meeting of Shareholders. The following table sets forth information regarding options that were granted under the Plan to non-employee directors on January 3, 2000:

                                                              AMOUNT OF       NUMBER       OPTION
                                                               FOREGONE     OF SHARES     EXERCISE
                                                              DIRECTOR'S    SUBJECT TO    PRICE PER
NAME OF OUTSIDE DIRECTOR                                         FEES        OPTION*       SHARE**
------------------------                                      ----------    ----------    ---------
Cecil D. Andrus.............................................   $ 5,000         2,193        $3.44
Joseph C. Bennett...........................................     5,000         2,193         3.44
James J. Curran.............................................    50,000        21,930         3.44
James A. McClure............................................     5,000         2,193         3.44
Robert E. Mellor............................................     5,000         2,193         3.44
John H. Robinson............................................     5,000         2,193         3.44
Timothy R. Winterer.........................................    10,000         4,386         3.44
                                                               -------        ------
         Total..............................................   $85,000        37,281
                                                               =======        ======

---------------
 * The number of shares is determined by dividing each outside director's foregone directors' fees by the per-share value of an option using the Black-Scholes option valuation method.

** The option exercise price is equal to the average of the high and low prices of the Common Stock reported by the New York Stock Exchange on January 3, 2000, which was the date of grant.

     Committee members receive no compensation for their services.

DIRECTORS' RETIREMENT PLAN

     Pursuant to the Company's Directors' Retirement Plan, outside directors who have a minimum of five years of service are entitled to one year of retirement benefit for each year of service up to a maximum of ten years of retirement benefits. Each year's retirement benefit is equal to 40% of the outside director's annual compensation as a director of the Company at the time of retirement.

CHANGE IN CONTROL PROVISIONS

     In the event of a change in control of the Company, as defined below (a "Change in Control"), all awards under the Program fully vest as follows: (i) all unvested stock options become fully exercisable; (ii) any unvested shares of restricted stock become fully vested so that the restrictions on the sale of such stock lapse on the Change in Control date; and (iii) cash or Common Stock payments of performance awards made under the Program must be fully paid within 30 days following the date of the Change in Control. A Change in Control of the Company for purposes of the Program is deemed to occur in the event of (i) an organization, group or person acquires beneficial ownership of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; (ii) a majority of the members of the Company's Board of Directors during any two-year period is replaced by directors who are not nominated and approved by the Board; (iii) a majority of the Board members is represented by, appointed by or affiliated with any organization, group or person whom the Board has determined is seeking to affect a Change in Control of the Company; or (iv) the Company is combined with or acquired by another company and the Board determines, either before or after such event, that a Change in Control will or has occurred.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Dennis E. Wheeler, Chairman of the Board, President and Chief Executive Officer, which provides for a three-year term of employment and which is automatically extended for one year on June 1 of each year unless terminated or modified by the Company by written notice. Mr. Wheeler's employment agreement includes the same Change in Control provisions as those included in the Executive Severance Agreements described below, and in the event of his death, his employment agreement provides for the lump sum payment to his estate of an amount equal to his annual base salary at the time of such death.

     During 1999, and continuing from year-to-year thereafter unless terminated by the Company by written notice, the Executive Severance Agreements with 11 executive officers of the Company (the "Executives") provide that certain benefits will be payable to the Executives in the event of a Change in Control of the Company and the termination of the Executive's employment within two years after such Change in Control for any reason other than for cause, disability, death, normal retirement or early retirement. (The term "Change in Control" for purposes of the Executive Severance Agreements has the same meaning as that discussed above under "Change in Control Provisions.")

     The benefits payable to an Executive in the event of a Change in Control and such termination of employment are (i) the continued payment of the Executive's full base salary at the rate in effect immediately prior to his or her termination of employment, as well as the short-term and long-term bonuses at 100% of the target levels provided under the AIP and LTPSP for the two years following such termination of employment; (ii) the continued payment by the Company during that period of all medical, dental and long-term disability benefits under programs in which the Executive was entitled to participate immediately prior to termination of employment; (iii) acceleration of the exercisability and vesting of all outstanding stock options, restricted stock, performance plan awards and performance shares granted by the Company to the Executive under the Program; and (iv) the granting to the Executive of continued credit through the two-year period following termination of employment for purposes of determining the Executive's retirement benefits under the Company's Retirement Plan. Each Executive Severance Agreement provides that if the severance payments provided thereunder would constitute a "parachute payment," as defined in Section 280G of the Internal Revenue Code, the payment will be reduced to the largest amount that would result in no portion being subject to the excise tax imposed by, or the disallowance of a deduction under, certain provisions of the Code. Accordingly, the present value of such payment will generally be required to be less than three times the Executive's average annual taxable compensation during the five-year period preceding the Change in Control.

                                 PROPOSAL NO. 2
                            INDEPENDENT ACCOUNTANTS

     As announced by the Company on August 2, 1999, the firm of Ernst & Young LLP ceased to serve as the Company's independent accounting firm on July 27, 1999. On October 25, 1999, the Company engaged the firm of Arthur Andersen LLP to serve as the Company's independent accounting firm for the year ended December 31, 1999. The Company's Board of Directors has appointed Arthur Andersen LLP to serve as the Company's independent accounting firm for the current fiscal year ending December 31, 2000. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company's Board of Directors of Arthur Andersen LLP to serve as the Company's independent accountants for the current fiscal year. A majority vote is required for ratification. A representative of Arthur Andersen LLP will be present at the Annual Meeting to answer any questions concerning the Company's financial statements and to make a statement if he or she desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSED RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

                            STOCK PERFORMANCE CHART

     The following chart compares the Company's cumulative total shareholder return with (i) the S&P 500 Index, which is a performance indicator of the overall stock market, (ii) a Company-determined peer group that was used in preparing the stock performance charts set forth in the Company's past proxy Statements (the "Old Peer Group"), (iii) the Company-determined peer group that the Company has adopted for use in preparing the stock performance chart set forth in this Proxy Statement and plans to use in preparing the stock performance charts to be set forth in future Proxy Statements.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                     AMONG COEUR D'ALENE MINES CORPORATION,
                 S&P 500 INDEX, OLD AND NEW PEER GROUP INDEXES
[LINE GRAPH]

                                        COEUR D' ALENE MINES
                                         CORPORATION COMMON                              OLD PEER GROUP         NEW PEER GROUP
                                               STOCK              S&P 500 INDEX             INDEX**                INDEX***
                                        --------------------      -------------          --------------         --------------
Dec. 1994                                      100.00                 100.00                 100.00                100.00
Dec. 1995                                      105.48                 137.45                 109.10                 96.48
Dec. 1996                                       93.92                 168.93                 105.00                 92.57
Dec. 1997                                       55.49                 225.21                  66.58                 54.60
Dec. 1998                                       28.72                 289.43                  65.35                 43.30
Dec. 1999                                       21.35                 349.92                  57.81                 33.51

Assumes $100 invested on January 1, 1994, in the Company's Common Stock, S&P 500 Index and the peer group indexes.
---------------
   * Total return assumes reinvestment of dividends.

  ** The issuers of common stock included in the Old Peer Group index are Asarco, Barrick Gold Corp., Battle Mountain Gold Co., Echo Bay Mines, Ltd., Meridian Gold, Inc., Hecla Mining Company, Homestake Mining Company and Placer Dome, Inc.

 *** The issuers of common stock included in the New Peer Group are Apex Silver
     Mines Ltd., Battle Mountain Gold Co., Bema Gold Corp., Cambior Inc., Echo Bay Mines Corp., First Silver Reserve, Inc., Glamis Gold Ltd., Hecla Mining Co., Kinross Gold Corp., Meridian Gold, Inc., Pan American Silver Corporation, TVX Gold, Inc. and Viceroy Resources Corp. As in the case of the change in 1999 in the Comparable Group of companies used for determining awards under the LTPSP that is discussed above in the Compensation Committee Report, the change in 1999 from the Old Peer Group to the New Peer Group, which include the same companies that are in the new Comparable Group, was made in order to include companies closer in size to the Company and to reflect the Company's change in emphasis to silver production.

**** Fiscal year ending December 31.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Initial Statements of Beneficial Ownership of Securities on Form 3 are required to be filed within ten days after the date on which the person became a reporting person. Statements of Changes of Beneficial Ownership of Securities on Form 4 are required to be filed by the tenth day of the month following the month during which the change in beneficial ownership of securities occurred. The Company believes that all reports of securities ownership and changes in such ownership required to be filed during 1999 were timely filed.

                        YEAR 2001 SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2001 Annual Meeting must be received by the Secretary of the Company, 400 Coeur d'Alene Mines Building, Post Office Box I, Coeur d'Alene, Idaho 83814 no later than December 4, 2000, in order for them to be considered for inclusion in the 2000 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year's Annual Meeting, but not desiring to have such proposal included in next year's proxy statement relating to that meeting, should submit such proposal to the Company by February 15, 2001 (i.e., at least 45 days prior to the expected date of the mailing of the proxy statement). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy statement.

                                 OTHER MATTERS

     Management is not aware of any other matters to be considered at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

     This Proxy Statement is accompanied by the Company's 1999 Annual Report to Shareholders, which includes financial statements for the year ended December 31, 1999. The Annual Report is not to be regarded as part of the proxy solicitation materials.

                                          By order of the Board of Directors,
                                          COEUR D'ALENE MINES CORPORATION

                                          DENNIS E. WHEELER
                                          Chairman of the Board

Coeur d'Alene, Idaho
March 31, 2000

PROXY

                        COEUR D'ALENE MINES CORPORATION

         400 COEUR D'ALENE MINES BUILDING, 505 FRONT AVENUE, P.O. BOX 1
                           COEUR D'ALENE, IDAHO 83814

                               COMMON STOCK PROXY

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 9, 2000, 9:30 A.M., LOCAL TIME


The undersigned appoints Dennis E. Wheeler or, in his absence, Geoffrey A. Burns, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d'Alene Mines Corporation common stock the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 9, 2000, or at any adjournment thereof, with all powers the undersigned would have if personally present. The shares will be voted as directed, and with respect to other matters of business properly before the meeting as the Proxies shall decide. If no decision is made, this Proxy will be voted FOR Proposals 1 and 2.


                          (CONTINUED ON REVERSE SIDE)




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
                                                            Please mark
                                                            your votes like
                                                            this in blue or  [X]
                                                            black ink.



     THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:

                                                                 WITHHOLD
                                         FOR                     AUTHORITY
                                   all seven nominees         to vote for all
                                   (except as marked to          nominees
                                   the contrary below)        listed at left

TO ELECT DIRECTORS C.D.ANDRUS,          [ ]                         [ ]
J.C. BENNETT, J.J. CURRAN,
J.A. McCLURE, R.E. MELLOR,
D.T. SALIDO, X.G.DE Q. TOPETE,
J.H. ROBINSON, and D.E. WHEELER

------------------------------------

                                         FOR           AGAINST           ABSTAIN

2. TO RATIFY THE SELECTION               [ ]            [ ]                [ ]
   OF ARTHUR ANDERSEN LLP AS
   THE COMPANY'S INDEPENDENT
   PUBLIC ACCOUNTANTS FOR 2000

3. In their discretion, the Proxies
   are authorized to vote upon such
   other business as may come before
   the meeting.

                                  Dated:
                                        --------------------------------, 2000

                                  --------------------------------------------
                                  Signature of Stockholder

                                  --------------------------------------------
                                  Signature of Stockholder


                                  Sign exactly as your name appears hereon.

                                  When signing in a representative or
                                  fiduciary capacity, indicate the title.
                                  If shares are held jointly, each holder
                                  should sign.


PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                     POSTAGE-PAID ENVELOPE.



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